Exhibit 99.1

Imperial Holdings, Inc. Announces Successful Rights Offering

BOCA RATON, Fla., June 17, 2015 — Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”) announced today the results of its rights offering, which expired on Monday, June 15, 2015. The rights offering was over-subscribed and the Company’s board of directors has determined that the Company will issue a total of 6,688,433 shares of common stock at the subscription price of $5.75 per share, inclusive of 1,337,686 shares of common stock that were set aside to satisfy over-subscriptions. As a result, Imperial expects to receive gross proceeds of approximately $38.5 million.

“We are pleased with the results of our rights offering and greatly appreciate the support of our shareholders,” commented Antony Mitchell, Chief Executive Officer of Imperial.

The Company intends to use the proceeds of the rights offering to pay premiums on certain of its life insurance policies, to make selective investments in the life settlement asset class, and for general corporate purposes, including working capital.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.995.4300

IR@imperial.com

www.imperial.com